Exhibit 99.1

CREATIVE BUSINESS CONCEPTS, INC.

HANSEN, BARNETT& MAXWELL	Registered with the Public Company
A Professional Corporation	Accounting Oversight Board
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128 Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Creative Business Concepts, Inc.

We have audited the accompanying balance sheets of Creative Business Concepts, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creative Business Concepts, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
October 11, 2005

CREATIVE BUSINESS CONCEPTS, INC.
BALANCE SHEETS

	June 30,	December 31,
	2005	2004	2003
ASSETS	(Unaudited)

Current Assets
Cash	$6,673	$111,115	$156,269
Trade accounts receivable, net of allowance for doubtful accounts of $0, $0 and $70,726	522,935	695,107	843,925
Inventory	18,882	-	-
Prepaid expenses	26,090	10,000	-
Receivable from employees and others	18,446	17,254	6,446
Total Current Assets	593,026	833,476	1,006,640
Property and Equipment, net of accumulated
depreciation of $250,839, $212,070 and $136,722	175,205	195,682	267,725
Deposits	55,540	49,070	60,338

Total Assets	$823,771	$1,078,228	$1,334,703

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$383,301	$299,871	$236,079
Accrued liabilities	102,586	103,829	172,753
Accrued interest payable to related parties	244,901	195,113	75,665
Deferred revenue	301,078	290,053	456,748
Current portion of capital lease obligation	15,192	15,200	15,193
Wholesale financing line of credit	165,365	259,272	180,081
Notes payable to related parties - current	115,000	-	1,275,000
Total Current Liabilities	1,327,423	1,163,338	2,411,519

Long-Term Liabilities
Convertible notes payable to related parties	1,470,000	1,470,000	-
Capital lease obligation, net of current portion	16,766	9,422	22,670
Total Long-Term Liabilities	1,486,766	1,479,422	22,670

Stockholders' Deficiency
Common stock - no par value; 100,000,000 shares authorized; 5,192,500, 5,125,000, and 5,000,000 shares outstanding	410,001	275,001	150,001
Accumulated deficit	(2,400,419)	(1,839,533)	(1,249,487)
Total Stockholders' Deficiency	(1,990,418)	(1,564,532)	(1,099,486)

Total Liabilities and Stockholders' Deficiency	$823,771	$1,078,228	$1,334,703

The accompanying notes are an integral part of these financial statements

CREATIVE BUSINESS CONCEPTS, INC.
STATEMENTS OF OPERATIONS

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2005	2004	2004	2003
	(Unaudited)
Revenue
Services provided	$1,010,356	$1,039,976	$2,122,795	$2,494,654
Products sold	1,018,883	1,494,330	2,872,091	2,206,611
Total Revenue	2,029,239	2,534,306	4,994,886	4,701,265

Costs of Revenue
Cost of services provided	504,175	585,724	1,583,192	1,569,227
Cost of products sold	885,592	1,291,689	1,999,404	1,996,810
Total Cost of Revenue	1,389,767	1,877,413	3,582,596	3,566,037
Gross Profit	639,472	656,893	1,412,290	1,135,228

Selling, general and administrative expense	1,142,978	972,157	1,888,361	2,087,191
Loss From Operations	(503,506)	(315,264)	(476,071)	(951,963)
Interest expense	(57,380)	(51,497)	(113,975)	(74,123)

Net Loss	$(560,886)	$(366,761)	$(590,046)	$(1,026,086)

Basic and Diluted Loss per Common Share	$(0.11)	$(0.07)	$(0.12)	$(0.21)

Weighted-Average Shares Outstanding	5,174,286	5,000,000	5,009,615	5,000,000

The accompanying notes are an integral part of these financial statements

CREATIVE BUSINESS CONCEPTS, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficiency

Balance - December 31, 2002	5,000,000	$150,001	$(223,401)	$(73,400)

Net Loss	-	-	(1,026,086)	(1,026,086)

Balance - December 31, 2003	5,000,000	150,001	(1,249,487)	(1,099,486)

Stock issued for cash	125,000	125,000	-	125,000

Net Loss	-	-	(590,046)	(590,046)

Balance - December 31, 2004	5,125,000	275,001	(1,839,533)	(1,564,532)

Stock issued for cash (Unaudited)	62,500	125,000	-	125,000
Stock issued for services (Unaudited)	5,000	10,000	-	10,000

Net Loss (Unaudited)	-	-	(560,886)	(560,886)

Balance - June 30, 2005 (Unaudited)	5,192,500	$410,001	$(2,400,419)	$(1,990,418)

The accompanying notes are an integral part of these financial statements

CREATIVE BUSINESS CONCEPTS, INC.
STATEMENTS OF CASH FLOWS

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2005	2004	2004	2003
	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(560,886)	$(366,761)	$(590,046)	$(1,026,086)
Adjustments to reconcile net loss to cash used
in operating activities:
Depreciation	38,720	39,456	75,348	76,347
Stock issued for services	10,000	-	-	-
Changes in operating assets and liabilities:
Accounts receivable and other receivables	172,172	(177,684)	148,818	79,568
Inventory	(18,882)
Prepaid expenses	(16,090)	(28,414)	(10,000)	12,311
Other assets	(1,192)
Accounts payable	83,430	107,671	63,792	(225,509)
Accrued liabilities	(1,243)	(44,516)	(68,924)	28,548
Deferred revenue	11,025	87,041	(166,694)	160,997
Accrued interest payable to related party	49,788	(3,911)	119,448	46,470
Net Cash Used in Operating Activities	(233,158)	(387,118)	(428,258)	(847,354)
Cash Flows from Investing Activities
Deposits	(6,470)	4,798	11,268	1,187
Purchase of property and equipment	(18,243)	6,877	11,268	(53,674)
Net Cash Provided by (Used in) Investing Activities	(24,713)	11,675	22,536	(52,487)
Cash Flows from Financing Activities
Proceeds from issuance of notes payable to
related parties	115,000	195,000	195,000	925,000
Issuance of common stock	125,000	-	125,000	-
Principal payments on notes payable to related
parties	-	-	-	(50,000)
Net payments on wholesale financing line of credit	(93,907)	75,632	79,191	(3,750)
Principal payments on capital lease obligation	7,336	(656)	(13,241)	(11,266)
Net Cash Provided by Financing Activities	153,429	269,976	385,950	859,984
Net Decrease in Cash	(104,442)	(105,467)	(19,772)	(39,857)
Cash at Beginning of Period	111,115	156,269	156,269	196,126

Cash at End of Period	$6,673	$50,802	$136,497	$156,269

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$3,271	$-	$3,271	$27,666

Supplemental Schedule of Noncash Investing
and Financing Activities
Capital lease obligations incurred for
lease of property and equipment	$-	$-	$24,808	$28,379

The accompanying notes are an integral part of these financial statements

CREATIVE BUSINESS CONCEPTS, INC.
NOTES TO FINANCIAL STATEMENTS
(Information with Respect to June 30, 2005 and to the Six
Months Ended June 30, 2005 and 2004 is Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Historical Background - Creative Business Concepts, Inc. (“CBC or the Company”) was organized by J. Richard Shafer during 1988 and was incorporated by Mr. Shafer on March 24, 1989 as a California corporation. In 1999, Mr. Shafer sold Creative Business Concepts, Inc. to Richton Holding Corp, which became a subsidiary of Deere & Company. Mr. Schafer and certain of his associates continued as employees of the Company through December 28, 2001, when Mr. Shafer and his associates purchased Creative Business Concepts.

Nature of Operations - The Company provides consulting services to information technology (“IT”) clients regarding IT networking and security. In addition, the Company provides IT training services to clients. The consulting and training services are provided primarily to government and industry clients in Southern California. The Company also purchases, assembles and sells IT networking hardware and related software and provides network maintenance services. During 2003 the Company began a telecommunications brokerage business, became an agent for competitive local exchange carriers and began brokering local telephone and data transfer services to the Company’s IT consulting clients.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Business Condition - The Company has experienced losses from operations and negative cash flows from operating activities during the years ended December 31, 2003 and 2004 and during the six months ended June 30, 2005. The Company had a working capital deficiency and a capital deficiency at December 31, 2004 and at June 30, 2005. Effective July 5, 2005 the Company merged with Oxford Media, Inc. (“OMI”), a publicly traded Company. In September, 2005, OMI received an equity financing of $4,000,000 and subsequently advanced $465,000 to the Company and has agreed to continue to fund the Company until profitability is consistently achieved,

OMI’s management’s plans for the Company include reducing costs and increasing revenues, both in the network consulting business and in the telecommunications brokerage business. In addition, management plans to finance future operations through private or public issuances of the OMI’s common stock as warranted, however, the success of these efforts cannot be assured.

Fair Value of Financial Instruments -Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the carrying amounts of the capital lease obligation, the wholesale financing line of credit and the notes payable to related parties approximate their fair values.

Inventory - Inventory consists of IT networking hardware and software components and is stated at the lower of cost (using the first-in, first-out method) or market value. Inventory at December 31, 2004 and 2003 was not material and was charged to cost of sales.

CREATIVE BUSINESS CONCEPTS, INC.
NOTES TO FINANCIAL STATEMENTS
(Information with Respect to June 30, 2005 and to the Six
Months Ended June 30, 2005 and 2004 is Unaudited)

Property and Equipment - Property and equipment consists of computer equipment and office furniture and is carried at the lower of cost or net recoverable value. Depreciation was computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives ranged from 5 to 7 years. Depreciation expense for the six months ended June 30, 2005 and 2004, and for the years ended December 31, 2004 and 2003 was $38,720, $39,456, $75,348 and $76347 respectively. Expenditures for maintenance and repairs are charged to expense as incurred. On retirement or disposition of property and equipment the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

Impairment of Long-Lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that they may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, it is reduced by the estimated excess of the carrying value over the projected discounted net future cash flows of the reporting unit using the asset. Based on management’s assessments of estimated future cash flows, no impairment of long-lived assets has been recognized in the accompanying financials statements.

Share-Based Compensation - The Company accounts for its share-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. Under SFAS No. 123, share-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient’s performance is complete.

The Company accounts for share-based compensation to employees under the recognition method and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Under APB Opinion No. 25, compensation related to stock options is recorded if an option’s exercise price on the measurement date is below the fair value of the Company’s common stock, and amortized to expense over the vesting period.  Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of the Company’s common stock, and is recognized on the date of award or purchase.  No expense related to stock options was recognized prior to January 2005. During January 2005 the Company granted stock options to purchase 320,000 common shares, with no intrinsic value, under the newly-adopted 2005 Stock Plan. The effect on net loss and net loss per common share if the Company had applied the fair value recognition provisions of SFAS No. 123 to employee stock-based compensation is as follows:

	June 30,	Year Ended December 31,
	2005	2004	2003
	(Unaudited)

Net loss, as reported	$(560,886)	$(590,046)	$(1,026,086)
Add back: Total stock-based employee compensation	10,000	-	-
Deduct: Total stock-based employee compensation determined under fair value based method for all awards	(27,042)	-	-
Pro forma net loss	$(577,928)	$(590,046)	$(1,026,086)
Basic and diluted net loss per common share:
As reported	$(0.11)	$(0.12)	$(0.21)
Proforma	$(0.11)	$(0.12)	$(0.21)

CREATIVE BUSINESS CONCEPTS, INC.
NOTES TO FINANCIAL STATEMENTS
(Information with Respect to June 30, 2005 and to the Six
Months Ended June 30, 2005 and 2004 is Unaudited)

Revenue Recognition - Revenue from IT consulting agreements is recognized over the term the services are performed and upon acceptance by the customer. For agreements that cover a period of time, revenue is recognized over the terms of the time-based service agreements. Payments from customers for future services are deferred and recognized as earned. Revenue from the sale of hardware and software networking components are recognized upon delivery, installation of the components and acceptance by the customer. Telecommunications brokerage commissions are recognized as received.

Income Taxes - Upon acquisition of the Company on December 28, 2001 by its current shareholders, the Company and its shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company has not retained the benefits from federal or state operating loss carry forwards. Instead, the shareholders have received the benefits from their proportionate share of the Company’s operating losses. Effective January 1, 2005, the Company terminated the election and will, from that point forward, retain the benefits from its future operating losses and will be taxed on its future earnings. At the date of termination of the S Corporation status, the balance of the accumulated deficit was not reclassified as a reduction of common stock or treated as a constructive dividend as would have been required for retained earnings. On the date of the change in tax status, no tax expense or benefit was recognized and a deferred tax liability of $0 was recognized for the timing differences that existed at the date of the conversion as follows:

Gross deferred tax liabilties	$(18,925)
Gross deferred tax assets	67,017
Valuation allowance	(48,092)

Net Deferred Tax Assets	$-

Basic and Diluted Loss per Common Share - Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. There were no potentially issuable common shares outstanding during the years ended December 31 2003. At December 31. 2004 and June 30, 2005 there were 735,000 and 1,055,000 potentially issuable common shares that were excluded from the calculation of diluted loss per common share because their effect would have been anti-dillutive.

Interim Condensed Financial Statements - The accompanying unaudited interim condensed financial statements as of June 30, 2005 and for the six months ended June 30, 2005 and 2004, have been prepared by management of the Company without audit. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring entries, necessary for a fair presentation of financial results for the interim periods. The results of operations presented in the accompanying interim financial statements are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2005.

NOTE 2 - ACCOUNTS RECEIVABLE

Management periodically evaluates accounts receivable for collectability and provides an allowance for amounts which may not be realizable. Management has provided an aggregate allowance against accounts receivable of $0 and $70,726 as of December 31, 2004 and 2003, respectively. Bad debt expense for the six months ended both June 30, 2005 and 2004 was $0, respectively, and for the years ended December 31, 2004 and 2003 was $6,153 and $32,000, respectively.

CREATIVE BUSINESS CONCEPTS, INC.
NOTES TO FINANCIAL STATEMENTS
(Information with Respect to June 30, 2005 and to the Six
Months Ended June 30, 2005 and 2004 is Unaudited)

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30,	December 31,
	2005	2004	2003
Software, externally developed	$19,663	$19,663	$19,663
Equipment	344,655	328,863	313,478
Furniture and fixtures	52,350	49,850	49,850
Vehicles	-	-	12,080
Leasehold improvements	9,376	9,376	9,376
Total Property and Equipment	426,044	407,752	404,447
Less: accumulated depreciation	(250,839)	(212,070)	(136,722)
Net Property and Equipment	$175,205	$195,682	$267,725

NOTE 4 - WHOLESALE FINANCING CREDIT LINE

The Company maintains a $300,000 line of credit wholesale financing agreement with a finance company for purchases of computer hardware and software from one vendor for resale to customers. Under the terms of the financing agreement, a line of credit was established with the finance company, which is secured by substantially all the Company’s assets and is guaranteed by the Company’s stockholders. Advances under the line of credit are provided as the Company purchases inventory. Principal and interest under the line of credit are due on the earlier of the date of 60 days after the date of the advance and inventory purchase, or the date the Company sells the financed inventory. The interest rate varies for each advance was 18% per annum at December 31, 2004. However, no interest is due if the amount advanced is paid within the 60 days. The aggregate amount due under the line of credit was $165,365, $259,272_and $180,081 at June 30, 2005 and December 31, 2004 and 2003, respectively.

In connection with the wholesale financing agreement, SRS Insurance Services, Inc., an affiliate of certain shareholders and the chairman of the board of directors, provided a $300,000 deposit with a bank under which the bank issued an irrevocable letter of credit to the finance company guaranteeing the wholesale financing agreement.

NOTE 5 - CONVERTIBLE NOTES PAYABLE TO RELATED PARTIES

From the date of its acquisition, the Company has financed its operations through several unsecured, due-on-demand loans from its four principal stockholders originating between December 28, 2001 and June 2004. Amounts borrowed from the stockholders bear interest at 8% per annum, with interest payments due monthly. Aggregate principal balances of notes payable to related parties were $ 1,585,000, $ 1,470,000 and $1,275,000 at June 30, 2005, December 31, 2004 and 2003, respectively. During January 2004, the notes payable to the stockholders together with related accrued interest were subordinated to the wholesale financing agreement.

During September 2004, the Company modified the terms of the $1,470,000 in 8% convertible notes payable to the shareholders. The modified notes are convertible into the Company’s common stock, at the option of the holder, after September 30, 2005 through September 21, 2007 at a rate of $2.00 per share. Interest on the notes is due quarterly and principal under the convertible notes payable is due on September 30, 2007, if not converted earlier. There was no beneficial conversion option associated with the modified notes because the conversion price exceeds the estimated fair value of the underlying common stock.

CREATIVE BUSINESS CONCEPTS, INC.
NOTES TO FINANCIAL STATEMENTS
(Information with Respect to June 30, 2005 and to the Six
Months Ended June 30, 2005 and 2004 is Unaudited)

NOTE 6 - LEASE COMITTMENTS

Capital Leases - The Company leases equipment and furniture under the terms of capital lease agreements. Furniture and equipment under capital leases are included in property and equipment in the accompanying financial statements and consisted of the following:

December 31,	2004	2003
Equipment	$28,379	$28,379
Furniture	24,808	24,808
Less: accumulated depreciation	(29,410)	(17,883)
Net Equipment Under Capital Leases	$23,777	$35,304

Operating Leases - The Company leases its main facility, consisting of 23,251 square feet of office space under the terms of  a 5-year property lease expiring at the end of April 2006. Minimum monthly rent payments, including common area maintenance and insurance were $46,705 during 2003 and $33,096 during 2004. Rent is charged to operating expense on a straight-line basis during each annual period where contractual increases or decreases affect rental payments. Rental expense for the years ended December 31, 2004 and 2003 was $439,128 for each year.

Future minimum lease payments for capital and operating leases are as follows:

For the Years Ending December 31,	Capital Leases	Operating Leases
2005	$11,400	$418,346
2006	5,833	128,590
2007	5,833	10,946
2008	1,945	4,560
Total Minimum Lease Payments	25,011	$562,442
Less: Amount representing interest	(6,342)
Present value of minimum lease payments	18,669
Less: current portion	(15,193)
Obligation Under Capital Lease, Long-Term	$3,476

CREATIVE BUSINESS CONCEPTS, INC.
NOTES TO FINANCIAL STATEMENTS
(Information with Respect to June 30, 2005 and to the Six
Months Ended June 30, 2005 and 2004 is Unaudited)

NOTE 7 - COMMON STOCK

On December 21, 2004 the Company affected a 5,000-for-1 forward stock split. The financial statements have been retroactively restated for all periods presented for the effects of the stock split.

During December 2004, the Company issued 125,000 common shares for $125,000 cash or $1.00 per share, which was received from third party investors under the terms of a private placement memorandum. There were no unstated rights or privileges associated with the issuance. Between January and March 2005, the Company issued 62,500 shares of common stock for cash proceeds of $125,000, or $2.00 per share, received from third party investors under the terms of a new private placement offering.

During March 2005, the Company issued 5,000 shares of common stock for services for which the Company recognized a charge to operations of $10,000. The stock issued was valued at $2.00 per share, based upon the price for which common stock had recently been sold to third-party investors.

NOTE 8 - STOCK OPTIONS

On January 17, the Board of Directors and shareholders adopted the 2005 Stock Plan (the “Plan”). Under the terms of the Plan, the Company may grant options to service providers to purchase up to 750,000 shares of common stock. Incentive stock options, non-qualified options, restricted stock awards and rights to purchase restricted stock may be granted under the Plan. Options granted under the Plan are generally exercisable over ten years, vesting of the awards is determined by the Board of Directors, but should not to exceed five years from the date of grant. On January 31, 2005 the Company awarded options to purchase 320,000 common shares to employees under the plan, with an exercise price of $2.00. The option awards originally vested over five years or upon the event of a merger; that merger occurred on July 6, 2005 and, accordingly, the options were fully vested at that date.

The options had no intrinsic value on the date of the award. Accordingly, no compensation expense was recognized from the awards.

NOTE 9 -SEGMENT INFORMATION

Management of the Company has identified the following reportable business segments. Prior to October 2003, the Company operated solely in the IT consulting, security and training segment. Beginning in October 2004, the Company began operations in its newly developed telecom segment. Both business segments are operated in Southern California. During the six month ended June 30, 2005 and the years ended December 31, 2004, revenue telecom segment was $169,393, and $70,387, respectively

NOTE 10 -SUBSEQUENT EVENTS (UNAUDITED)

On June 29, 2005 the Becoming Art, Inc., (“BEAI”), a publicly traded company with no operations, acquired all of the issued and outstanding Oxford Media Corp., (“Oxford”) common stock by issuing 5,090,836 shares of BEAI common stock to Oxford’s shareholders. Effective July 6, 2005, BEAI acquired all of the common stock of Creative, through the issuance of 5,192,500 shares of BEAI common stock and the assumption of Oxford’s liability to issue 800,000 shares of common stock to certain of Oxford predecessor’s shareholders. Upon the completion of this reorganization and acquisition, Oxford Media, Inc. had 14,542,886 shares of common stock outstanding. Through the exchanges, both Oxford and Creative have become wholly-owned subsidiaries of BEAI, which changed its name on July 29, 2005 to Oxford Media, Inc.

CREATIVE BUSINESS CONCEPTS, INC.
NOTES TO FINANCIAL STATEMENTS
(Information with Respect to June 30, 2005 and to the Six
Months Ended June 30, 2005 and 2004 is Unaudited)

The shareholders and management of Creative received a majority of the voting rights, a majority of the seats on the board of directors and control of the senior management positions of the combined entity. Accordingly, Creative was determined to be the acquiring entity for financial reporting purposes. In accordance with financial accounting standards, Oxford Media Corp. and Becoming Art, Inc. did not constitute businesses; therefore, their acquisitions were recognized as nonmonetary transactions valued at the fair value of the net assets acquired.

Oxford Media, Inc. completed the acquisition of IT Network, Inc. (“IT Net”) effective on September 1, 2005 with Oxford issuing 400,000 shares of its common stock for the net assets of IT Net. Oxford Media, Inc. additionally issued a letter of intent to acquire WTI Communications, Inc. (“WTI”) whereby Oxford Media, Inc. will issue 1,000,000 shares of its common stock for all the issued and stock of WTI. The WTI transaction is conditioned upon approval by the California Public Utilities Commission.